UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 31, 2003

PROLONG INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-22803	74-2234246
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Thomas, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 587-2700

Not applicable

(Former name or former address, if changed since last report.)

Item 5. Other Events and Regulation FD Disclosure.

On May 31, 2003, Mr. Anthony Azavedo was appointed to fill a vacancy on the Board of Directors as a Class II director, with a term expiring at the 2003 annual meeting of the Company’s stockholders. A copy of the press release issued by the Company concerning Mr. Azavedo’s appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7. Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The following exhibit is filed as part of this report:

Exhibit Number	Description
99.1	Press Release dated June 11, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLONG INTERNATIONAL CORPORATION

June 11, 2003	/s/ NICHOLAS ROSIER
Nicholas Rosier, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description	Sequentially Numbered Page
99.1	Press Release dated June 11, 2003.	5